U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

  Pursuant to Section 12(b) or (g) of the Securities and Exchange Act of 1934.

                             VENTURA ASSETS LIMITED
                  --------------------------------------------
                 (Name of Small Business Issuer in its charter)


           Colorado                                              37-1441050
-------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                   12241 Flintridge Drive, Glendale, CA 91206
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                     Issuer's telephone number: 818.790.2147


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
       None
--------------------------------------------------------------------------------


                     Securities to be registered pursuant to
                           Section 12(g) of the Act:

                                  Common Stock
--------------------------------------------------------------------------------
                                (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

     Large accelerated filer    [  ]                Accelerated filer      [  ]

     Non-accelerated filer      [  ]            Smaller reporting company   [X]

Item 1. Business.

General Information

     Except for statements of historical fact, certain information in this document contains "forward-looking statements" that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," `would," or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations, or of our financial position, or state other "forward-looking" information. Ventura Assets Limited believes that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. Further, we urge you to be cautious of the forward-looking statements that are contained in this Form 10 because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. These factors may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of these events could have a material adverse effect on our business, results of operations and financial position.

Corporate History

     Ventura Assets Limited is a Colorado corporation organized on August 21, 2002. The Company was formed to develop a software program to centralize the booking of recreational and vacation activities. The Company's initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003 when the Company ceased business operations.

     In the expectation of bringing some value to the Company and a return to shareholders, the Company is embarking on a new business plan and is in the process of raising $75,000 of new capital through a private placement. In said private placement, the Company will offer 1,500,000 shares at $.05 per share.

Business of Issuer

     The Company has a new business objective: it intends to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. The Company would seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance. Furthermore, our ability to start operations is dependent on the successful completion of Private Placement Offering seeking to raise capital of $75,000 by selling 1,500,000 shares at $.05 per share. (See "BUSINESS.")

     The Company maintains offices at 12241 Flintridge Drive, Glendale, California 91206. Its telephone number is (818) 790 2147.

     We intend to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We would seek to locate assets that have escheated to the state, federal government and/or governmental agencies that are holding monies and assets and assist in the return of such monies and assets to their legal owners.

Industry Background

     The origin of unclaimed property law dates back to English common law. Abandoned land was returned to the King along with the transfer of those property rights. Today, this concept has been adopted by the states and applied to intangible property as well as tangible property, excluding real estate. The states do not take permanent title to the property but act as custodians to safeguard such properties for the rightful owner or until claimed by heirs.

     Unclaimed property consists primarily of various types of intangible personal property. Examples of these include: savings and checking accounts, uncashed checks, securities (i.e. stocks and bonds), dividends, insurance refunds or claims, oil royalties, wages, utility refunds/deposits, bail bonds, and child support payments. There are many ways owners (and heirs) lose track of assets. These reasons include: records being lost, destroyed or incomplete; ignorance; and forgetfulness.

Plan of Operations

     We will obtain lists from the Comptrollers Offices in the states in which we intend to search for missing property. These lists typically contain the names of individuals or businesses, whose assets have escheated to state or local governments, the last known address where correspondence was sent and the year in which it was turned over to the state. We would then conduct a search utilizing telephone and professional directories, as well as on-line search engines, to locate asset owners. If we are able to verify rightful ownership and documentation, we will then contact these persons or businesses, and inform them of the claim. If it is deduced that a subject individual is deceased, we will obtain court records of the executor of the estate and inform the estate of the claim. In the case of businesses, we will contact the Comptroller or Treasurer of the business, as the individual with authority to lay claim to the found asset. We will then file claims on behalf of persons and businesses, when authorized to do so an Agent.

     We will invest in technology and the purchase of property/asset lists and directories from respective state(s) and governmental agencies. We anticipate that disbursements from the state(s) and/or governmental agencies will take a significant period of time. Accordingly, operating losses are anticipated for at least one year after commencing business.

     We will charge a fee for each realized claim. Such fees are generally regulated by the state and the fee scale varies from five to fifteen percent of the amount of the claim. Depending on the state in which the assets are located, reclaimed assets are either sent directly to the individual or business or to the Agent filing the claim. Depending on the nature of the transaction, we will be compensated from the funds received by us as Agent for the client or, we may be compensated directly from the client after they receive the assets. Compensation to the Company will be subject to pre-arranged, contractual agreements. While we anticipate amicable relations with the beneficiaries of our services, it should be understood that the potential exists that such beneficiaries may refuse to pay as agreed, or refuse to enter into arrangements with us, in which case the Company may lose revenue for work performed or in fact find itself in litigation with clients.

     We believe that the primary competitive factors which will affect our business are reputation, speed, efficiency of claim reclamation, quality of personalized service, marketing, convenience, reliability and the ability to purchase sufficient lists and directories of unclaimed or undistributed property/assets. There can be no assurance that we will be able to compete successfully against current and future competitors and, competitive pressures faced by us may have a material and adverse effect on our business, prospects, financial condition and results of operations.

     The market for asset reclamation services is fragmented, rapidly evolving and highly competitive. Barriers to entry are minimal, and current and new competitors can conduct operations relatively inexpensively. We will compete with (i) various on-line businesses which provide similar services, (ii) individuals who are knowledgeable of the procedures and processes of reclaiming assets, and (iii) a large number of small entities with localized operations around the country.

     We have not as yet commenced operations. Future revenues and profitability will depend upon various factors including competition, market acceptance of our services and general economic conditions. We anticipate that our business will generate revenues from a wide cross section of the general public, persons and businesses, rather than from a few major customers.

Regulation

     We will be subject to regulation from various state and federal governmental agencies. Laws governing issues such as maximum finders' fees and required licenses to conduct business are regulated by local, state, and federal law. Existing laws and regulations as well as amendments to such laws and regulations (or the adoption of new laws and regulations) could have a material adverse effect on our business, prospects, financial condition and results of operations. Because of the number of jurisdictions potentially involved, it is likely that certain laws or regulations could be amended in ways unfavorable to Company operations.


Item 1A. Risk Factors.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THOSE WE BELIEVE TO BE MATERIAL TO OUR BUSINESS AND SHOULD THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE SERIOUSLY HARMED. ADDITIONAL UNKNOWN OR UNANTICIPATED RISKS AND UNCERTAINTIES COULD ALSO HARM OUR BUSINESS.

     Development Stage Enterprise. We were organized on August 21, 2002. To date, our efforts have been limited to organizational activities, an initial sale of stock, and the start of a business to develop a software program to centralize the booking of recreational and vacation activities. The Company's initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003 when the Company ceased business operations. We now intend to enter into the business of providing unclaimed property location services to the public and businesses. Our ability to start operations is dependent on the successful completion of Private Placement Offering seeking to raise $75,000.

     We are a development stage enterprise and we anticipate losses. When operational, we anticipate that our business will be subject to numerous problems, delays, expenses and difficulties typically associated with a new line of business, many of which may be beyond our control. We will incur operating losses until such time, if ever, as we derive meaningful and ongoing revenues from our operations. We may be unable to complete the transition from a development stage company to profitability, or, if such transition is successful, that we may be able to maintain profitability. Thus, any investment in our Company should be considered to be an extremely high risk investment.

     Additional Financing Required. The Company has no meaningful funds and is currently undertaking a private placement to raise $75,000 of working capital by selling 1,500,000 shares at $.05 per share. We cannot assure you that we will be successful in raising such sums or, we may have miscalculated or underestimated the funds necessary for success in the proposed venture. If we cannot obtain additional financing, our business operations may not commence. If we are forced to raise additional funds on unfavorable terms, the value of our securities may decrease or suffer further dilution. Alternatively, unforeseen difficulties may result in an increase in our operating expenses. We may also have miscalculated or underestimated funds necessary for success in the proposed venture.

     We have not conducted any Formal Market Studies. We intend to conduct business as a provider of unclaimed property services to the public and businesses. We have not conducted and will not conduct any formal marketing studies regarding the effectiveness of our proposed operations. If our business fails to attract a sufficient number of clients, then investors will lose their entire investment.

     Competition. We are new and unseasoned in the business in which we will engage. There are numerous individuals and businesses engaged in the business of asset reclamation. Many of them are established, have greater financial resources and experienced management. Our management, by contrast, has relatively little experience in this field. Accordingly, we will be at a competitive disadvantage in the marketplace. Further, because of the ease of entry to the business marketplace, it is probable that additional, better financed, and more experienced individual and companies will enter the marketplace and compete with us. (See "BUSINESS.")

     Management will have the Ability to Exercise Significant Influence Over Us. Ms. Hasmik Yaghobyan, a director and officer of Company, owns approximately 58.3% of our outstanding stock. Her son, Mr. Osheen Haghnazarian, owns approximately 25.3% of our outstanding stock. Together, they control approximately 83.6% of our outstanding stock. As a result of the concentration of ownership and, serving in multiple capacities, Ms. Yaghobyan alone or, in concert with Mr. Haghnazarian, will be in a position to exercise an unusually large amount of control and discretion over matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. Our Articles of Incorporation do not provide for cumulative voting. (See "PRINCIPAL STOCKHOLDERS" and "MANAGEMENT.")

     Management Lacks Relevant Experience. The members of the Board of Directors and management have very limited experience in the business activities in which we will engage. Accordingly, potential purchasers of the Company's securities should critically evaluate the information concerning our management. Additionally, the management of the Company will be largely dependent on the active participation of Mr. Haghnazarian. In the event that his services became unavailable to us, our business is very likely to be severely and adversely affected and investors may lose their entire investment. We do not maintain key-man insurance nor is there any plan to purchase any such insurance in the foreseeable future. (See "MANAGEMENT.")

     Indemnification of Officers and Directors. Our Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we may be unable to recoup.

     Director's Liability Limited. Our Articles of Incorporation exclude personal liability of our directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than would otherwise be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     No Public Market for the Company's Securities. Currently, there is no trading market for our shares of Common Stock, and although we plan to take affirmative steps to facilitate a market for our securities, there can be no assurance that we will be successful or, if successful, any such market can or will be developed. Hence, stockholders may not be able to resell their holdings should they wish to do so.

     We are Authorized to Issue Preferred Stock Which, If Issued, May Adversely Affect Your Voting Rights and Reduce the Value of Your Shares of Common Stock. Our Board of Directors is authorized by our Articles of Incorporation to issue shares of Preferred Stock without the consent of our stockholders. Any issuance of Preferred Stock may be detrimental to the value of the Common Stock. Our Preferred Stock when issued, may rank senior to the Common Stock with respect to voting rights, payment of dividends and amounts received by stockholders upon liquidation, dissolution or winding up. Such preferences will be set by our Board of Directors. The issuance of such Preferred Stock and the preferences given the Preferred Stock, do not need the approval of our stockholders. The existence of rights which are senior to Common Stock may reduce the value of our Common Stock - your investment. We do not currently have any plans to issue any shares of Preferred Stock at this time, but this could change. (See "Description of Securities.")

     Dividends. Since organization, we have conducted very limited business. We have had no earnings, and have paid no dividends to date. The payment of dividends, if any, will be within the discretion of our Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future. (See "DIVIDENDS.")


Item 2. Financial Information.

Management's Discussion and Analysis of Plan of Operation

     Ventura Assets Limited is a Colorado corporation organized on August 21, 2002. The Company was formed to develop a software program to centralize the booking of recreational and vacation activities. The Company's initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003 when the Company ceased business operations.

     In the expectation of bringing some value to the Company and a return to shareholders, we are embarking on a new business plan. We intend to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We will seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance.

     Currently, our Balance Sheet shows a Stockholders Deficit of $101. Our assets consist of $101 in cash. Thus, our ability to start operations is dependent on the successful completion of Private Placement Offering seeking to raise capital of $75,000 of which there can be no assurance.

Item 3. Properties.

Property

     Our offices are presently located at the home of the directors and officers of the Company. The address is: 12241 Flintridge Drive, Glendale, California 91206. We are provided with a single office on a rent-free basis. It is contemplated that this arrangement will continue until our Private Placement is completed and our Plan of Operation is implemented. The space made available is sufficient for current needs. Since February, 2007, we have agreed to pay the sum of $95.00 per month to defray the costs of office expenses, including telephone.


Item 4. Security Ownership of Certain Beneficial Owners and Management.

     On August 28, 2002, Ms. Hasmik Yaghobyan, an officer and director of the Company acquired 1, 250,000 shares of its Common Stock, without par value, in consideration for satisfying the Company's organizational expenses of $2,550. This transaction was not conducted at arm's length. Ms. Yaghobyan subsequently transferred 375,000 of said shares of Common Stock to her son, Mr. Haghnazarian.

     On September 27, 2002, Mr. Haghnazarian, an officer and director of the Company acquired 5,000 shares of its Common Stock, without par value, in consideration for $500. This transaction was not conducted at arm's length.

Item 5. Directors and Executive Officers.

The following sets forth information concerning the directors and officers of the Company:

      Name                           Age          Positions
      ----                           ---          ---------

      Osheen Haghnazarian            26           Director, President, and
                                                  Chief Executive Officer

      Hasmik Yaghobyan               47           Director, Chief Financial
                                                  Officer and Secretary

     Mr. Haghnazarian was elected in 2006 and, as provided in our By-laws, he will serve until the annual meeting of 2009. Our By-laws provide for the classification of directors into three classes, with approximately one-third of the directors being elected annually for a term of three years. Officers hold their positions at the pleasure of our Board of Directors in the absent of an employment agreement.

     Ms. Yaghobyan was elected in 2005 and, as provided in our By-laws, he will serve until the annual meeting of 2008. Our By-laws provide for the classification of directors into three classes, with approximately one-third of the directors being elected annually for a term of three years. Officers hold their positions at the pleasure of our Board of Directors in the absent of an employment agreement.

Certain Provisions

     Our By-laws provide that members of the Board of Directors be classified into three classes, with approximately one-third of its directors elected annually for a term of three years.

     The following sets forth certain biographical information pertaining to the directors and officers of the Company:

Osheen Haghnazarian

     Mr. Haghnazarian has served as the Chairman of the Board, and as the Company's President, and Chief Executive Officer since 2003.

     During the past five years he has served a teller in a major commercial bank and as a Real estate broker licensed by the State of California. He also conducts business as a mortgage broker.

Hasmik Yaghobyan

     Ms. Yaghobyan has served as a member of the Board, and as the Company's Chief Financial Officer and Secretary since 2002.

     During the past five years, Ms. Yaghobyan has served as an accountant in the Auditor Controller's office of the County of Los Angeles. She holds the BA degree in Business Administration with a major in Accounting and the JD degree from Glendale University College of Law.

Item 6. Executive Compensation.

Executive Compensation

     No officer or director has accrued or received any remuneration for services to date, and none is to receive or accrue any remuneration until the business becomes operational. At such time, we will enter into a two-year employment contract with Mr. Haghnazarian at a salary of $40,000 per year. Additionally, the employment contract will provide for Mr. Haghnazarian to receive an annual bonus equal to 4% of our pre-tax profits. This transaction was not conducted at arm's length.

Employees

     We do not have any employees at this time, however, we intend to enter into a two-year employment agreement with Mr. Haghnazarian. We will employ additional persons, at first perhaps on a part-time basis, as our Plan of Operation is implemented. (See "RISK FACTORS - Dependence on Management.")


Item 7. Certain Relationships and Related Transactions, and
        Director Independence.

Conflicts of Interests

     Mr. Haghnazarian, will become a full-time employee of the Company and devote 35 hours per week to our affairs. Mr. Haghnazarian pursues and is expected to continue to pursue outside business and investment activities. Therefore, there is the possibility of conflicts of interest with respect to the demands upon Mr. Haghnazarian' time. Mr. Haghnazarian is fully aware of his contractual obligations as an employee and his fiduciary duties as an officer and director of the Company.

     Ms. Hasmik Yaghobyan is the mother of Mr. Haghnazarian. She is employed full-time in other professional pursuits. It is anticipated that Ms. Yaghobyan will be able to devote a maximum of 10 hours per week to the affairs of the Company. She is fully aware of her fiduciary duties as an officer and director of the Company.

Item 8. Legal Proceedings.

We are not a party to any legal proceedings.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

                                  MARKET PRICE

     This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

                                    DIVIDENDS

     Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial condition. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

                             REPORT TO STOCKHOLDERS

     We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders as management deems appropriate.


                        MARKET FOR COMPANY'S COMMON STOCK

     No public trading market exists for our securities of the Company at this time. We intend to take affirmative steps to facilitate a trading market maker for our securities. Item 10. Recent Sales of Unregistered Securities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding ownership of our shares of Common Stock by each person known by us to be the beneficial owner of more than 10% of the outstanding Common Stock, by each director and by each executive officer of the Company. All shares are held beneficially and of record, and each recorded stockholder has sole voting, investment and dispositive power.

                               Shares of Common Stock        Percentage of
Name                            Beneficially Owned            Stock Owned
----                            ------------------            -----------

Osheen Haghnazarian(1)              380,000                      25.3

Hasmik Yaghobyan(1)                 875,000                      58.3


(1) Director and/or Officer of the Company

                                 CAPITALIZATION

     The following table presents our capitalization as of the date hereof.

                                                              December 31, 2006
                                                              -----------------

Stockholders' Equity
Preferred Stock - no par value;
authorized - 10,000,000 shares;
issued and outstanding - None                                      -0-

Common Stock - no par value;
authorized - 100,000,000 shares;
issued and outstanding - 1,500,000 shares                          $15,000
                                                                   -------

Total Stockholder's Equity                                         $15,000
                                                                   -------



        Item 11. Description of Registrant's Securities to be Registered.

Common Stock

     We are authorized to issue 100,000,000 shares of Common Stock, without par value, each share of Common Stock having equal rights and preferences, including voting privileges. Our shares of Common Stock constitute an equity interest in our Company entitling each stockholder to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all directors. The holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of our Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for each class of stock, if any, having precedence over the Company's Common Stock. Holders of the shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock. All of the outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable.

     There are 1,500,000 shares of Common Stock outstanding owned by 26 stockholders of record.

Preferred Stock

     We are authorized to issue 10,000,000 shares of Preferred Stock. The Board of Directors has the authority, without further action by the stockholders, to issue such shares in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional or specials rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without stockholder approval, can issue shares of

Preferred Stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market value, if any, of the shares of Common Stock, and may adversely affect the voting power and other rights of holders of Common Stock. There are no shares of Preferred Stock outstanding at the present time and there are no current plans for the issuance of such shares, but this could change as Company needs change.

     There are no shares of Preferred stock outstanding nor is there in effect any resolution of Board with respect to the issuance thereof.



Item 12. Indemnification of Directors and Officers.

                                 INDEMNIFICATION

     Articles 7-109-101 through 7-109-109 of the Colorado Business Corporation Act provides that any director or officer of a Colorado corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and reasonably believed that his conduct was in the corporation's best interest. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

     Our Articles of Incorporation and By-laws contain provisions which provide, amongst other things, that we shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in our best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. As to any action brought by or in our right, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for gross negligence or misconduct in the performance of his duty to us.


Item 13. Financial Statements and Supplementary Data.

The information regarding the Fund's Financial Statements and Supplementary Data that is contained in Item 15. "Financial Statements and Exhibits" of this Registration Statement on Form 10 is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There has been no change in auditors nor is Management of the Company in disagreement with its independent auditors regarding any matter of accounting principles or practices or financial statements disclosures.

Item 15. Financial Statements and Exhibits.

(a) Audited financial statements for the year ended December 31, 2007, December 31, 2006, and December 31, 2005.

(b) Exhibits

Exhibit
Number      Title of Document                                         Location
------      -----------------                                         --------

3.1         Amended and Restated Articles of Incorporation           Attached

3.2         Bylaws                                                   Attached

4.1         Specimen of Stock Certificate                            Attached

31.3        Certification of Certifying Officer                      Attached

14.2        Code of Ethics                                           Attached


                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 Ventura Assets Limited
                                                          (Registrant)

Date: April 20, 2008                             By: /s/  Hasmik Yaghobyan
                                                     ---------------------------
                                                 (Signature)
                                                 Hasmik Yaghobyan
                                                 Director

                              Financial Statements

                                TABLE OF CONTENTS

Description                                                          Page No.
-----------                                                          --------

Report of Independent Registered Public Accounting Firm              F-3

Financial Statements:

Balance Sheets                                                       F-4

Statements of Operations                                             F-5

Statement of Changes in Stockholders' Equity (Deficit)               F-6

Statements of Cash Flows                                             F-7

Notes to Financial Statements                                        F-8 - F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Ventura Assets LTD.

We have audited the accompanying balance sheet of Ventura Assets LTD(A Development Stage Company) as of December 31, 2007, 2006 and 2005, and the related statements of operations, stockholders equity and cash flows for the years then ended and for the period from inception August 17, 2000 to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007, 2006 and 2005 and the results of its' operations and its' stockholders equity and cash flows for the years then ended and from the period of inception August 17, 2000 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to these financial statements the Company has incurred losses. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Gruber & Company, LLC
Saint Louis, Missouri


February 13, 2008


Ventura Assets Limited
(A Development Stage Company)
Balance Sheet

                                                                     12/31/2007        12/31/2006         12/31/2005
                                                                     ----------        ----------         ----------
Assets
     Cash                                                             $    103          $    101          $     96
                                                                      --------          --------          --------

Total Assets                                                          $    103          $    101          $     96
                                                                      ========          ========          ========

Liablities and Stockholders' Equity:
     Current Liabilities
     Stockholder Loan                                                 $    200          $    200          $    150

     Stockholders' Equity:
     Common Stock, 50,000,000 shares authorized
     1,500,000 shares issued and outstanding no par value             $ 15,000          $ 15,000          $ 15,000
     Preferred Stock, 10,000,000 shares authorized
     none issued and outstanding no par value                             --                --
     Deficit Accumulated During the Development Stage                 $(15,097)         $(15,099)         $(15,054)
                                                                      --------          --------          --------

     Stockholders' Deficit                                            $    (97)         $    (99)         $    (54)
                                                                      --------          --------          --------

Total Liabilities and Stockholders Deficit                            $    103          $    101          $     96
                                                                      ========          ========          ========




                                                                 15



Ventura Assets Limited
(A Development Stage Company)
Statement of Operations


                                                       Years Ended Dec 31                     Inception to 12/31
                                                       ------------------                     ------------------
                                                    2007                2006               2005                 2006
                                                    ----                ----               ----                 ----

Revenues                                               --                  --                  --                  --

Expenses                                        $        (2)        $        45         $        50         $    15,097

Net Loss                                        $         2         $       (45)        $       (50)        $   (15,097)

Loss Per Share                                  $      --           $      --           $      --           $        (0)

Weighted Average Shares Outstanding               1,500,000           1,500,000           1,500,000           1,500,000



                                                               16



Ventura Assets Limited
(A Development Stage Company)
Statement of Stockholders' Equity



                                                    Shares         Par Value        Total           Deficit           Total
                                                    ------         ---------        -----           -------           -----

Inception 8/21/2002-Founder Shares Issued          1,500,000            --       $    15,000                     $    15,000

Net loss                                                --              --               --      $       (43)    $       (43)

Balance December 31, 2002                               --              --       $    15,000     $       (43)    $    14,957

Net Loss                                                --              --               --      $   (14,954)    $   (14,954)

Balance December 31, 2003                               --              --       $    15,000     $   (14,997)    $         3

Net Loss                                                --              --               --             --              --

Balance December 31, 2004                               --              --       $    15,000     $   (14,997)    $         3

Net Loss                                                --              --               --      $       (57)    $       (57)

Balance December 31, 2005                               --              --       $    15,000     $   (15,054)    $       (54)

Net Loss                                                --              --               --      $       (45)    $       (45)

Balance December 31, 2006                          1,500,000            --       $    15,000     $   (15,099)    $       (99)

Net Income                                              --              --               --      $         2     $         2

Balance December 31, 2007                          1,500,000            --       $    15,000     $   (15,097)    $       (97)


                                                                  17






Ventura Assets Limited
(A Development Stage Company)
Statement of Cash Flows




                                                             Years Ended Dec 31               Inception to Dec 31
                                                             ------------------               -------------------
                                                            2007            2006             2005             2006
                                                            ----            ----             ----             ----
Cash flows from Operating Activities:
                    Net Loss                              $      2        $    (45)        $    (50)        $(15,097)


Cash flows from Financing Activities
                    Increase in notes Payable                 --          $     50         $     50         $    200

                    Common Stock issued for Cash              --              --               --           $ 15,000
                                                          --------        --------         --------         --------

Net Cash flows provided by financing activities               --          $     50         $     50         $ 15,200

Net Increase (Decrease) in Cash                           $      2        $      5             --           $    103

Cash at the Beginning                                     $    101        $     96         $     96             --

Cash at the End                                           $    103        $    101         $     96         $    103


Supplemental Dsiclsures:

Interest Paid                                                 --              --               --               --

Income Taxes Paid                                             --              --               --               --


                                                               18


Ventura Assets Limited
(a Development Stage Company)
Notes to Financial Statements


Note 1 - Organization and Principal Activities
Organization and Description of Business

Ventura Assets Limited (a development stage company) provides unclaimed property location services to the public and businesses. The Company assists clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. The Company was incorporated under the laws of the State of Colorado on August 21, 2002, and has its principal office in Glendale California.


Note 2 - Summary of Significant Accounting Policies

Basis of Presentation
The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Financial Instruments

The Company's financial instruments include cash and cash equivalents and notes payable. At the year ends the carrying cost of these instruments approximate their fair value.

Cash Equivalents

Cash equivalents include highly liquid investments with maturities of three months or less.

Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Stock - Based Compensation

The Company may periodically issue shares of common stock for services rendered or for other costs and expenses. Such shares will be valued based on the market price of the shares on the transaction date.

The Company may periodically issue stock options to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.

The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which establishes a fair value method of accounting for stock-based compensation plans.

The provisions of SFAS No. 123 allow companies to either record an expense in the financial statements to reflect the estimated fair value of stock options to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but to disclose on an annual basis the pro-forma effect on net income (loss) and net income (loss) per share had the fair value of the stock options been recorded in the financial statements. SFAS No. 123 was amended by SFAS No., 148, which now requires companies to disclose in interim financial statements the pro-forma effect on net income (loss) and net income (loss) per common share of the estimated fair value of stock options issued to employees.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based on the fair value of the award. The fair value of the stock-based award is determined using the Black-Scholes option-pricing model. The resulting amount is charged to expenses on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

Pro Forma Financial Disclosure - In accordance with SFAS No. 123, the Company will provide footnote disclosure with respect to stock-based employee compensation. The value of a stock-based award will be determined using the Black-Scholes option-pricing model, whereby compensation cost is the fair value of the award as determined by the pricing model at the grant date or other measurement date. The resulting amount will be charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

The Company did not have any stock options outstanding during the period August 21, 2002 (date of inception) through December 31, 2006, accordingly, no pro forma financial disclosure is provided herein.

Income Taxes

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings Per Common Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The Company did not have any potentially dilutive securities outstanding during the period August 21 2002 (date of inception) through December 31, 2006. Accordingly, basic and diluted loss per common share is the same.

Advertising

The costs of advertising, promotion and marketing programs are charged to operations in the calendar year incurred.

Segmented Information

Management has determined that the Company operates in one dominant industry segment. Additional segment disclosure requirements will be evaluated as it expands its operations.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are "written-off" when deemed uncollectible.

Special - purpose entities

The Company does not have any off-balance sheet financing activities.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2006 the Company had a retained deficit and no established source of revenue. These conditions, among others, raises substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to continue in business is dependent upon obtaining sufficient financing or attaining profitable operations. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Organizational costs

The Company expenses all start-up and organizational costs as they are incurred in accordance with the provisions of Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities" issued by the American Institute of Certified Public Accountants.

Website Development Costs

The Company accounts for website development costs in accordance with Emerging Issues Task Force (EITF) No. 00-2. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with Statement of Position (SOP) 98-1 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred.

Note 3 - Recently issued accounting pronouncements

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4", (" SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and
(b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant if any, to the Company's overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May, 2005, The FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No.
3. This Statement replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Statements". SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 "Accounting For Servicing of Financial Assets" this
Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.


Management believes that this statement will not have a significant impact on the financial statements.


Note 4 - Note Payable-Related Party

The Company has from time to time received loans from its majority shareholder payable on demand without interest. .


Note 5 - Income Taxes

The Company has a net operating loss carry forward of approximately $15,000 which will expire in 2017.. The federal income tax benefit of this net operating loss is $4,650, and has been offset with a valuation allowance of $4,650 due to the uncertainty that the net operating loss will be used. The valuation allowance increased by $4,650 for the period August 21, 2002 (date of inception) through December 31, 2006.


Note 6 - Common Stock

On August 21, 2002, the Company issued 1,500,000 shares of common stock as founder shares that resulted in gross proceeds of $15,000.